Exhibit 99.1
Lightning eMotors to effect a 1-for-20 Reverse Stock Split
LOVELAND, Colo., April 24, 2023 — Lightning eMotors, Inc. (NYSE: ZEV), a leading provider of zero emission medium-duty commercial vehicles and electric vehicle technology for fleets, announced today that its Board of Directors approved a 1-for-20 reverse stock split of its issued and outstanding shares of common stock, effective at 5 p.m. Eastern Time on April 27, 2023. Beginning on April 28, 2023, the company’s common stock with the ticker symbol “ZEV” will trade on the New York Stock Exchange (NYSE) on a split-adjusted basis under the new CUSIP 53228T 200.
Upon the effectiveness of the reverse stock split, every twenty shares of common stock issued and outstanding will automatically be converted into one share of common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the reverse stock split ratio will automatically be entitled to receive a cash payment equal to the value of the fractional share.
The reverse stock split will not reduce the number of authorized shares of common stock or change the par value of the common stock. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of the company's shares of common stock. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. All outstanding options, warrants, restricted stock units, and similar securities entitling their holders to receive or purchase shares of common stock will be proportionally adjusted as a result of the reverse stock split, both in terms of their exercise prices and as well as to the number of underlying shares, as required by the terms of each security. Prior to the reverse stock split, the Company had outstanding issued warrants listed on the NYSE to purchase a total of 14,999,970 shares of common stock, with each whole warrant being exercisable to purchase one share of common stock at $11.50 per share. After giving effect to the reverse stock split, these warrants are now exercisable for a total of approximately 749,998 shares of common stock, resulting in each warrant becoming exercisable for 1/20th of a share of common stock with an exercise price of $230.00 per whole share.
Stockholders who hold shares electronically in book-entry form with Continental Stock Transfer & Trust Company ("CST"), the Company's transfer agent, will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.
Additional information about the reverse stock split can be found in the Company's definitive proxy statement (the "Proxy Statement") filed with the Securities and Exchange Commission (the "SEC") on December 27, 2022 which is available free of charge at the SEC's website, www.sec.gov.

Lightning eMotors, Inc.
815 14th Street SW Suite A100 | Loveland, CO 80537 | USA | (800) 223-0740 | lightningemotors.com

About Lightning eMotors
Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle solutions for commercial fleets since 2018 – including cargo and passenger vans, ambulances, shuttle buses, Type A school buses, work trucks, city buses, and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at https://lightningemotors.com.

For more information, contact:

Brian Smith investorrelations@lightningemotors.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.
####